Exhibit 5.1

              Opinion of Blackburn & Stoll, LC

BLACKBURN & STOLL, LC
Attorneys at Law
77 West 200 South, Suite 400
Salt Lake City, UT  84101-1609

June 11, 1996




Specialized Health Products International, Inc.
655 East Medical drive
Bountiful, Utah  84010

  Re: Legality of Securities to be Registered under Registration Statement on Form S-1 (No. 33-80247)

Gentlemen:

     This opinion is delivered in our capacity as counsel to Specialized Health Products International, Inc. (the "Company") in connection with the Company's registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to up to 13,682,213 shares of the Company's common stock, $.02 par value per share (the "Common Stock"), consisting of 8,001,153 shares of the Company's Common Stock held by the Company's stockholders (the "Outstanding Shares") and 5,681,060 shares of Common Stock issuable upon the exercise of outstanding warrants and stock options (the "Warrant Stock").

     We have examined the Restated Certificate of Incorporation of the Company on file with the Secretary of State of the State of Delaware, the Bylaws of the Company, such records of corporate proceedings of the Company and certificates of corporate officers of the Company as we have deemed appropriate for the purposes of this opinion, the Registration Statement and the exhibits thereto.

     Based upon the foregoing, we are of the opinion that:

       (A) The Outstanding Shares have been authorized for issuance and are validly issued and outstanding, fully paid and nonassessable.

       (B) The shares of Warrant Stock have been authorized for issuance and reserved by the Company and will be, when issued and delivered against the exercise price therefor in accordance with the terms set forth in the Registration Statement and in the warrant or option agreement, validly issued, fully paid and nonassessable.

     We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,


                                     /s/ Blackburn & Stoll, LC

                                     BLACKBURN & STOLL, LC